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[DELOITTE & TOUCHE LETTERHEAD]


                                                                   EXHIBIT 23(B)



The Board of Directors
Zemex Canada Corporation

Dear Sirs:

                         INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use in the Registration Statement on Form S-4 of Zemex Canada Corporation (the "Registration Statement") dated October 2, 1998, of our Auditors' Report dated September 24, 1998 on the Balance Sheet of Zemex Canada Corporation as at June 30, 1998.

We hereby further consent to the reference to our firm under the caption "Experts" in the Registration Statement.

 /s/ Deloitte & Touche

Deloitte & Touche
Chartered Accountants

October 2, 1998